Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Highbury Financial Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on  Form S-1 of our report dated August 4, 2005, on the financial statements of Highbury Financial Inc. as of August 2, 2005 and for the period from July 13, 2005 (inception) to August 2, 2005 which appears in such Prospectus.  We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 4, 2005